UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
September 24, 2020

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5130 Hacienda Drive, Dublin, California 94568
(Address of principal executive offices)

Registrant's telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $.01	ROST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 24, 2020, Ross Stores, Inc. (the “Company”) and Michael Balmuth, the Company’s Chairman of the Board and Senior Advisor, entered into an Eighth Amendment to his Employment Agreement (the “Amendment”) which extends Mr. Balmuth’s employment with the Company through May 31, 2022. The Amendment contemplates that Mr. Balmuth will instead be employed as Strategic Advisor, from June 1, 2021 through May 31, 2022.

(e) As Strategic Advisor, Mr. Balmuth will receive an annual salary of $1,200,000. He will not be entitled to an annual bonus for the Company’s 2022 fiscal year. Mr. Balmuth will be granted a cash retention bonus of $5,300,000, in which he will become vested, prorated on a daily basis, from June 1, 2021 through May 31, 2022 based on his continued employment with the Company during that period. The retention bonus will be payable on March 2, 2022.

A summary of other provisions of Mr. Balmuth’s Employment Agreement, as previously amended, is set forth in the Company’s Proxy Statement filed with the Securities Exchange Commission on April 7, 2020, under the captions “Employment Agreement with Mr. Balmuth, Chairman of the Board and Senior Advisor” and “Potential Payments Upon Termination or Change in Control - Triggering Events,” which are incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2020

ROSS STORES, INC.
Registrant

By:	/s/Ken Jew
Ken Jew
Group Senior Vice President, General Counsel and
Corporate Secretary

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